Rule 424(b)(3) under Securities Act of 1933
File No. 333-164872

Supplement Dated March 8, 2012 to the Prospectus Dated April 29, 2011

For

Phoenix Guaranteed Income Edge

Issued by PHL Variable Insurance Company

Effective March 1, 2012, PHL Variable Insurance Company suspended the offering described in this prospectus.

Dated: March 8, 2012	Please keep this supplement for future reference Registration Number 333-164872

TF1117